Exhibit 99.1
For immediate release:
Bank of Commerce Holdings™ announces Third Quarter 2010 Operating Results
REDDING, California, October 29, 2010/ PR Newswire— Patrick J. Moty, President & CEO of Bank of Commerce Holdings (NASDAQ:BOCH), a $924 million financial services holding company, and parent company of Redding Bank of Commerce™, Roseville Bank of Commerce™, and Bank of Commerce Mortgage™ today announced third quarter 2010 operating results.
Year to Date 2010 Highlights
•	Recorded year-to-date net income of $4.6 million, and net income available to common shareholders of $3.9 million equal to the prior year-to-date earnings as of September 30, 2009
•	Return on Average Assets (ROA) 0.70%
•	Return on Average Equity (ROE) 6.61%
•	$0.27 per diluted share compared to $0.45 for the period ending September 30, 2009
•	Total assets of $924.3 million, an increase of $110.9 million over December 31, 2009
•	Total net loans of $636.6 million, an increase of $19.3 million over December 31, 2009
•	Total deposits of $640.0 million, comparable to deposits of $640.5million at December 31, 2009
•	$15.5 million in allowance for loan losses, representing 2.53% of total loans held for investment
•	Provision for loan losses of $8.3 million
3rd Quarter 2010 Highlights
•	Recorded quarterly net income of $1.5 million, and quarterly net income available to common shareholders of $1.3 million, a decrease of 10.4% quarter-over-quarter for the third quarter 2009
•	Diluted EPS of $0.08 compared to $0.17 in the third quarter 2009
•	Average portfolio loans up $39.7 million, an increase of 7.5% quarter-over-quarter from the third quarter 2009
•	Non-maturing core deposits up $4.5 million, an increase of 2.10% quarter-over-quarter from the third quarter 2009
•	Provision for loan loss of $4.5 million

Net Interest Margin
A combination of reduced funding costs and an increase in the volume of earning assets significantly improved the Company’s net interest margin. The increased volume of earning assets contributed an additional $2.0 million in interest income. The majority of this increase in volume of earning assets resulted from an increase in average portfolio loans. In addition, the continued decline in interest rates on earning assets resulted in a reduction of $1.3 million to interest income. Accordingly, the net effect of changes in rate and volume of earning assets resulted in an increase of $709,000 in interest income for the nine month period ended September 30, 2010, as compared to the same period in the prior year.
The Company’s volume in average deposits and borrowings remained relatively unchanged compared to the prior period ending September 30, 2009. However the Company did benefit from the continued decline in interest expense relating to retail and wholesale funding. As a result of the decline in interest rates, the Company realized a decrease in interest expense of $2.7 million. This increase was slightly offset by a $347,000 increase in interest expense due to volume. Specifically, the reduction in costs for FHLB borrowings, and the Company’s time deposits resulted in the majority of the decrease in interest expense. Accordingly, the net effect of changes in rate and volume of interest bearing liabilities resulted in a decrease of $2.3 million in interest expense for the nine month period ended September 30, 2010 as compared to the prior year.
Provisions for loan losses
Management has taken aggressive actions in provisioning for loan losses, charging down impairments, and keeping an attentive eye on expenses. As long as the U.S. economy remains weak, losses in the loan portfolio may increase. Our Company continues to take actions to enable us to navigate through this current economic and credit cycle. Elevated provisions are associated with an assertive and conservative reclassification of loans and management’s aggressive stance in recognizing impaired loans. Our Company has provided $8.3 million in provisions for loan and lease losses for the nine months ended September 30, 2010 compared to $6.3 million for the same period a year ago. The allowance for loan losses was 2.53% of total portfolio loans at September 30, 2010 compared to 1.48% of total loans for the same period a year ago.
The real estate development properties and construction related portfolio is showing some signs of stability but generally remains under stress. Our Company’s commercial and industrial portfolio has weakened, especially those borrowers tied to real estate.
Our loan portfolio will likely continue to be influenced by weakness in real estate values, the effects of high unemployment levels, and general overall weakness in economic conditions.
Net charge offs were $4.0 million for the nine month period ended at September 30, 2010 compared to net charge offs of $5.9 million for the same period a year ago. The charge-offs were centered in commercial & industrial and consumer residential real estate loans.

Nonperforming Assets
Non-performing assets were 3.03% of total assets as of September 30, 2010; 1.92% at December 31, 2009 and 3.28% at September 30, 2009.
OREO was carried at $2.0 million at September 30, 2010 and $2.9 million at September 30, 2009. We are committed to working with our customers to find potential solutions when our customers experience financial difficulties.
Balance Sheet
As of September 30, 2010, the Company had total consolidated assets of $924.3 million, total net portfolio loans of $596 million, an allowance for loan and lease losses of $15.5 million, or 2.53% of total portfolio loans, deposits outstanding of $640 million and stockholders’ equity of $104.8 million.
Income Statement
We have remained profitable during the recent economic downturn and positioned our Company to take advantage of growth opportunities in the coming years. For the first three quarters of 2010 we recorded net income attributable to Bank of Commerce Holdings of $4.6 million, and net income available to common stockholders of $3.9 million, or $0.27 per diluted share, after deducting preferred dividend payments made to the Treasury and accretion of preferred shares under the TARP Capital Purchase Program. Net income attributable to Bank of Commerce Holdings and net income available to common shareholders for the nine months ending September 30, 2010 was relatively unchanged compared to the period ending September 30, 2009. However, earnings per share decreased from $0.45 per diluted share in the prior period to $0.27 per diluted share in the current period. The decrease in earnings per diluted share is due to the increase in common shares outstanding during the period.
Capital
The capital ratios of Redding Bank of Commerce continue to be above the well-capitalized guidelines established by bank regulatory agencies. Total risk-based capital to risk-weighted assets was 15.54% at September 30, 2010.

			Well	Minimum
		Actual	Capitalized	Capital
September 30, 2010	Capital	Ratio	Requirement	Requirement
The Company
Leverage	$114,723,030	12.59%	n/a	4.0%
Tier 1 Risk-Based	$114,723,030	14.58%	n/a	4.0%
Total Risk-Based	$124,630,793	15.84%	n/a	8.0%

Redding Bank of Commerce
Leverage	$105,470,141	11.52%	5.0%	4.0%
Tier 1 Risk-Based	$105,470,141	14.28%	6.0%	4.0%
Total Risk-Based	$114,786,085	15.54%	10.0%	8.0%

Bank of Commerce Holdings, with administrative offices in Redding, California is a financial service holding company that owns Redding Bank of Commerce™, Roseville Bank of Commerce™, and Bank of Commerce Mortgage™.
Our Company is a federally insured California banking corporation and opened on October 22, 1982.
BOCH is a NASDAQ National Market listed stock. Please contact your local investment advisor for purchases and sales. Investment firms making a market in BOCH stock are:
Howe Barnes Hoefer & Arnett Investment Inc. /
John T. Cavender
555 Market Street
San Francisco, CA (800) 346-5544
Hill, Thompson, Magid & Co. Inc / R.J. Dragani
15 Exchange Place, Suite 800
Jersey City, New Jersey 07030 (201) 369-2908
Keefe, Bruyette & Woods, Inc. /
Dave Bonaccorso
101 California Street, 37th Floor
San Francisco, CA 94105 (415) 591-5063
Sandler & O’Neil /Bryan Sullivan
919 Third Avenue, 6th Floor
New York, NY 10022 (888) 383-3112
McAdams Wright Ragen, Inc. /Joey Warmenhoven
1121 SW Fifth Avenue
Suite 1400
Portland, Oregon 97204 (866) 662-0351

This quarterly press release includes forward-looking information, which is subject to the “safe harbor” created by the Securities Act of 1933, and Securities Act of 1934. These forward-looking statements (which involve the Company’s plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors:
•	Competitive pressure in the banking industry and changes in the regulatory environment.

•	Changes in the interest rate environment and volatility of rate sensitive assets and liabilities.

•	The health of the economy declines nationally or regionally which could reduce the demand for loans or reduce the value of real estate collateral securing most of the Company’s loans.

•	Credit quality deteriorates which could cause an increase in the provision for loan losses.

•	Losses in the Company’s merchant credit card processing business.

•	Asset/Liability matching risks and liquidity risks.

•	Changes in the securities markets.
For additional information concerning risks and uncertainties related to the Company and its operations please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and under the heading:
“Risk factors that may affect results” and subsequent reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

BANK OF COMMERCE HOLDINGS & SUBSIDIARIES
Condensed Consolidated Balance Sheets
September 30, 2010 (unaudited), December 31, 2009 and September 30, 2009
(unaudited)

	September 30,	December 31,	September 30,
(Dollars in thousands)	2010	2009	2009
ASSETS

Cash and due from banks, noninterest bearing	$27,763	$36,902	$20,224
Interest bearing due from banks	43,188	31,338	56,208

Cash and cash equivalents	70,951	68,240	76,432

Securities available-for-sale, at fair value (including pledged collateral of $43,772 at September 30, 2010, $55,672 at December 31, 2009 and $61,345 at September 30, 2009)	166,925	80,062	86,499
Portfolio Loans, net of the allowance for loan losses of $15,452 at September 30, 2010, $11,207 at December 31, 2009 and $8,899 at September 30, 2009	595,575	590,023	590,885
Mortgage loans held for sale	41,025	27,288	16,787
Bank premises and equipment, net	9,842	9,980	10,201
Goodwill	3,695	3,727	3,727
Other real estate owned	2,020	2,880	2,934
Other assets	34,239	31,206	27,215

TOTAL ASSETS	$924,272	$813,406	$814,680

LIABILITIES AND STOCKHOLDERS’ EQUITY

Demand — noninterest bearing	$90,613	$69,448	$70,491
Demand — interest bearing	161,154	163,814	156,233
Savings accounts	82,761	65,414	59,982
Certificates of deposit	305,503	341,788	312,968

Total deposits	640,031	640,464	599,674

Securities sold under agreements to repurchase	11,328	9,621	10,038
Federal Home Loan Bank and Federal Reserve Bank borrowings	141,000	70,000	100,000
Mortgage warehouse lines of credit	—	—	12,285
Other liabilities	11,669	9,050	8,967
Junior subordinated debt payable to unconsolidated subsidiary grantor trust	15,465	15,465	15,465

Total Liabilities	819,493	744,600	746,429
Commitments and contingencies
Stockholders’ Equity:
Preferred stock (liquidation preference of $1,000 per share; issued 2008) 2,000,000 authorized; 17,000 shares issued and outstanding on September 30, 2010, December 31, 2009, and September 30, 2009	16,708	16,641	16,619
Common stock , no par value, 50,000,000 shares authorized; 16,991,495 shares issued and outstanding at September 30, 2010, 8,711,495 issued and outstanding on December 31, 2009 and at September 30, 2009	42,741	9,730	9,709
Common stock warrant	449	449	449
Retained earnings	40,845	39,004	38,355
Accumulated other comprehensive income, net of tax	1,717	657	827

Total Equity — Bank of Commerce Holdings	102,460	66,481	65,959
Non controlling interest in subsidiary	2,319	2,325	2,292

Total stockholders’ equity	104,779	68,806	68,251

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$924,272	$813,406	$814,680

BANK OF COMMERCE HOLDINGS & SUBSIDIARIES
Condensed Consolidated Statements of Income (Unaudited)

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
(Amounts in thousands, except for per share data)	2010	2009	2010	2009
Interest income:
Interest and fees on loans	$9,414	$9,355	$27,767	$26,676
Interest on tax-exempt securities	465	278	1,168	853
Interest on U.S. government securities	633	628	1,578	2,774
Interest on federal funds sold and securities purchased under agreements to resell	1	1	2	31
Interest on other securities	471	309	1,085	557

Total interest income	10,984	10,571	31,600	30,891

Interest expense:
Interest on demand deposits	251	240	707	786
Interest on savings deposits	237	223	677	742
Interest on certificates of deposit	1,453	1,941	4,768	5,722
Securities sold under agreements to repurchase	13	13	40	38
Interest on FHLB and other borrowings	186	514	460	1,634

Interest on junior subordinated debt payable to unconsolidated subsidiary grantor trust	204	234	619	665

Total interest expense	2,344	3,165	7,271	9,587

Net interest income	8,640	7,406	24,329	21,304
Provision for loan and lease losses	4,450	1,844	8,300	6,325

Net interest income after provision for loan losses	4,190	5,562	16,029	14,979

Noninterest income:
Service charges on deposit accounts	63	108	207	296
Payroll and benefit processing fees	107	109	335	347
Earnings on cash surrender value — Bank owned life insurance	112	108	327	311
Net gain on sale of securities available-for-sale	179	506	1,243	1,984
Net gain on transfer of financial assets	—	—	—	340
Gain on settlement of put reserve	1,750	—	1,750	—
Mortgage brokerage fee income	3,293	1,913	8,585	3,215
Other income	179	200	515	511

Total noninterest income	5,683	2,944	12,962	7,004

Noninterest expense:
Salaries and related benefits	4,162	2,902	11,238	7,673
Occupancy and equipment expense	952	1,124	2,805	2,426
Write down of other real estate owned	129	—	1,374	—
FDIC insurance premium	250	421	755	995
Data processing fees	52	52	205	231
Professional service fees	216	220	1,159	674
Deferred compensation expense	126	118	366	360
Stationery and supplies	35	62	211	141
Postage	58	—	145	111
Directors’ expense	56	75	208	232
Goodwill impairment	—	—	32	—
Other expenses	1,257	680	3,490	1,664

Total noninterest expense	7,293	5,654	21,988	14,507

Income before provision for income taxes	2,580	2,852	7,003	7,476
Provision for income taxes	916	1,010	2,410	2,647

Net Income	1,664	1,842	4,593	4,829
Less: Net income (loss) attributable to non-controlling interest	105	129	(6)	230
Net income attributable to Bank of Commerce Holdings	$1,559	$1,713	$4,599	$4,599

Less: preferred dividend and accretion on preferred stock	235	235	706	707
Income available to common shareholders	$1,324	$1,478	$3,893	$3,892
Basic earnings per share	$0.08	$0.17	$0.27	$0.45
Weighted average shares — basic	16,991	8,711	14,263	8,711
Diluted earnings per share	$0.08	$0.17	$0.27	$0.45
Weighted average shares — diluted	16,991	8,711	14,263	8,712
Cash Dividends declared	$0.03	$0.12	$0.15	$0.18

Average Balances, Interest Income/Expense and Yields/Rates Paid
(Unaudited, Dollars in thousands)

	Nine Months Ended			Nine Months Ended
	September 30, 2010			September 30, 2009
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Portfolio Loans	$625,396	$27,767	5.92%	$589,802	$26,676	6.03%
Tax-exempt Securities[1]	38,452	1,168	4.05%	27,859	853	4.08%
US Government Securities	26,631	478	2.39%	7,721	252	4.33%
Mortgage backed Securities	45,368	1,100	3.23%	59,892	2,522	5.61%
Other Securities	47,644	1,085	3.04%	17,499	557	1.77%
Federal Funds Sold	995	2	0.27%	41,996	31	0.23%

Average Earning Assets	$784,486	$31,600	5.37%	$744,769	$30,891	5.53%

Cash & Due From Banks	$37,178			$21,890
Bank Premises	9,875			10,435
Other Assets	41,518			23,755
Average Total Assets	$873,057			$800,849

Interest Bearing Liabilities
Demand Interest Bearing	$133,494	$707	0.71%	$141,493	$786	0.74%
Savings Deposits	74,310	677	1.21%	62,554	742	1.58%
Certificates of Deposit	329,456	4,768	1.93%	305,237	5,722	2.50%
Repurchase Agreements	11,971	40	0.45%	11,202	38	0.45%
FHLB Borrowings	102,271	460	0.60%	122,601	1,634	1.81%
Trust Preferred Borrowings	15,000	619	5.50%	15,000	665	5.67%

	666,502	$7,271	1.45%	658,087	$9,587	1.94%

Noninterest bearing demand	92,204			71,718
Other Liabilities	21,621			5,800
Stockholders’ Equity	92,730			65,244

Average Liabilities and Stockholders’ Equity	$873,057			$800,849

Net Interest Income and Net Interest Margin		$24,329	4.14%		$21,304	3.81%

[1]	The yield on tax-exempt securities has not been adjusted to a tax-equivalent yield basis.

BANK OF COMMERCE HOLDINGS & SUBSIDIARIES
Quarterly Financial Condition Data (Unaudited) For the Quarter Ended

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except for per share data)	2010	2010	2010	2009	2009
Interest income:
Interest and fees on loans	$9,414	$9,302	$9,051	$9,184	$9,355
Interest on tax-exempt securities	465	381	322	311	278
Interest on U.S. government securities	633	507	439	676	628
Interest on federal funds sold and securities repurchased under agreements to resell	1	—	1	1	1
Interest on other securities	471	343	270	266	309

Total interest income	10,984	10,533	10,083	10,438	10,571

Interest expense:
Interest on demand deposits	251	226	230	229	240
Interest on savings deposits	237	221	219	221	223
Interest on certificates of deposit	1,453	1,554	1,761	1,906	1,941
Securities sold under repurchase agreements	13	15	12	13	13
Interest on FHLB and other borrowings	186	138	136	172	514
Interest on junior subordinated debt	204	207	208	208	234

Total interest expense	2,344	2,361	2,566	2,749	3,165

Net interest income	8,640	8,172	7,517	7,689	7,406
Provision for loan and lease losses	4,450	1,600	2,250	3,150	1,844

Net interest income after provision for loan and lease losses	4,190	6,572	5,267	4,539	5,562

Noninterest income:
Service charges on deposit accounts	63	62	82	94	108
Payroll and benefit processing fees	107	100	128	105	109
Earnings on cash surrender value — bank owned life insurance	112	107	108	107	108
Net gain on sale of securities available-for-sale	179	133	931	454	506
Net gain on transfer of financial assets	—	—		1	—
Gain on settlement of put reserve	1,750	64	54	68	80
Mortgage brokerage fee income	3,293	2,753	2,539	2,112	1,913
Other income	179	118	100	119	120

Total noninterest income	5,683	3,337	3,942	3,060	2,944

Noninterest expense:
Salaries and related benefits	4,162	3,365	3,711	3,209	2,902
Occupancy and equipment expense	952	924	929	1,178	1,124
Write down of other real estate owned	129	1,064	181	161	—
FDIC insurance premium	250	254	251	279	421
Data processing fees	52	64	89	51	52
Professional service fees	216	543	400	146	220
Deferred compensation expense	126	122	118	118	118
Stationery and supplies	35	96	80	44	62
Postage	58	45	42	36	—
Directors’ expense	56	68	84	67	75
Other expenses	1,257	965	1,300	828	680

Total noninterest expense	7,293	7,510	7,185	6,117	5,654

Income before provision for income taxes	2,580	2,399	2,024	1,482	2,852
Provision for income taxes	916	750	744	43	1,010

Net Income	1,664	1,649	1,280	1,439	1,842
Less: Net income (loss) attributable to non-controlling interest	105	144	(255)	33	129
Net income attributable to Bank of Commerce Holdings	$1,559	$1,505	$1,535	$1,406	$1,713

Less: Preferred dividend and accretion on preferred stock	$235	$236	$235	$235	$235
Income available to common stockholders	$1,324	$1,269	$1,300	$1,171	$1,478

Basic earnings per share	$0.08	$0.08	$0.15	$0.13	$0.17
Weighted average shares — basic	16,991	16,837	8,871	8,711	8,711
Diluted earnings per share	$0.08	$0.08	$0.15	$0.13	$0.17
Weighted average shares — diluted	16,991	16,837	8,871	8,711	8,711
Cash dividends per share	$0.03	$0.06	$0.06	$0.06	$0.12

Contact Information:
Patrick J. Moty, President & CEO
Telephone (530) 722-3953
Linda J. Miles, Chief Operating Officer
Telephone (530) 722-3955
Samuel D. Jimenez, Senior Vice President and CFO
Telephone (530) 722-3952